EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-99196, 33-94974, 333-65799, 333-36159, 333-82418, 333-82416, 333-140539, 333-158287 and 333-169438) and the Registration statements on Form S-3 (Nos. 333-143421, 333-161315, 333-165356 and 333-169434) of Acorn Energy, Inc. of our report dated March 18, 2013, relating to the consolidated financial statements and the effectiveness of internal control, which appear in this Form 10-K.

/s/ Friedman LLP
March 18, 2013
East Hanover, New Jersey